UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 24, 2008

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

PNC to Acquire National City

On October 24, 2008, The PNC Financial Services Group, Inc. (“PNC”) issued a press release and held a conference call with investors regarding PNC’s Agreement and Plan of Merger with National City Corporation (“National City”). PNC also provided electronic presentation slides on its web site used in connection with the related investor conference call. Copies of PNC’s press release and electronic presentation slides are included in this Report as Exhibits 99.1 and 99.2, respectively, and are filed herewith.

PNC to Participate in TARP Capital Purchase Program

Also on October 24, 2008, PNC announced it will participate in the U.S. Department of the Treasury’s TARP Capital Purchase Program. PNC plans to issue to the U.S. Treasury $7.7 billion of preferred stock and related warrants to purchase shares of common stock of PNC in accordance with the terms of the TARP Capital Purchase Program, subject to standard closing conditions. A portion of the $7.7 billion amount assumes the consummation of the acquisition of National City. Funds from this sale will count as Tier 1 capital. The U.S. Treasury’s term sheet describing the TARP Capital Purchase Program is available on the U.S. Treasury’s website at http://www.ustreas.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the Exhibit Index accompanying this Form 8-K are filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

Date: October 24, 2008	By:	/s/ Samuel R. Patterson
Samuel R. Patterson Controller

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release dated October 24, 2008	Filed herewith

99.2	Electronic presentation slides for investor conference call	Filed herewith